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                                                                   EXHIBIT 10.26


                                FIRST AMENDMENT
                                      TO
                        NEWPORT NEWS SHIPBUILDING INC.
                             ANNUAL INCENTIVE PLAN


     The Newport News Shipbuilding Inc. Annual Incentive Plan is hereby amended, effective January 1, 2000, as follows:


     1.   Article V, Section C, is amended to read as follows:

          Pro-rated Award - At the discretion of the Company, a Participant's annual award may be prorated in the event he or she participates in the Plan for less than an entire year or moves into or from a position covered under a different schedule of awards. In the event an award is prorated, the award for which the Participant qualifies will be determined by dividing the number of whole calendar months that the Participant participated in the Plan by twelve (12). The resulting fraction will then be multiplied by the percentage of Salary, as determined in accordance with the applicable schedule, to determine the prorated award.

     2.   A new Section F is added to Article V, to read as follows:

          Payment of Awards Upon Change in Control - In the event of a Change in Control within the meaning of the Company's Change in Control Severance Benefit Plan for Key Executives, annual awards shall be paid on a pro rata basis of the target percentage of Salary for the year in which the Change in Control occurs. The pro rata portion of the award shall be a fraction, the numerator of which is the number of whole calendar months that the Participant participated in the Plan prior to the Change in Control and the denominator of which is twelve (12).

     3.   A new article XIII is added, to read as follows:

          Article XIII.  Successors

          The Plan may and shall be assigned or transferred to, and shall be binding upon, any successor of NNS. The term "successor" shall mean any person, firm, corporation, or business entity which at any time, whether by merger, purchase or otherwise, acquires all of, or a controlling interest in, the capital stock or other ownership interest, assets, or business of NNS. Notwithstanding such assignment, NNS shall remain, with such successor, jointly and severally liable for all obligations under the Plan.
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     IN WITNESS WHEREOF, this amendment is hereby executed this _____ day of
January 2000.



                                        NEWPORT NEWS SHIPBUILDING INC.



                                        By: _______________________________
                                               Vice President


ATTEST:___________________